CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-2 of Ladenburg Thalmann Alternative Strategies Fund and to the use of our report dated September 9, 2010 on the statement of assets and liabilities as of September 8, 2010 of the Ladenburg Thalmann Alternative Strategies Fund (“the Fund”). Such financial statement appears in the Fund's Statement of Additional Information.

                    BBD, LLP

Philadelphia, Pennsylvania

September 10, 2010